EXHIBIT NO. 99.1
News Release
FOR IMMEDIATE RELEASE
UNIONBANCORP, INC. ANNOUNCES RESIGNATION OF PRESIDENT & CEO
OTTAWA, IL, October 24, 2006 – Dennis J. McDonnell, Chairman of the Board of UnionBancorp, Inc. (Nasdaq: UBCD), announced today that Scott A. Yeoman has resigned his position as Director, President and Chief Executive Officer of the Company, effective immediately. Mr. Yeoman will remain with the Company in a consulting capacity for up to ten days to assist with the Company’s transition. Mr. Yeoman, who was named the Company’s President and Chief Executive Officer in 2005, also resigned all other directorships, offices and positions he held with the Company’s subsidiaries. Mr. Yeoman is only entitled to his base salary which has accrued through the effective date of his resignation plus the amount of any expense reimbursements that were incurred prior to the effective date of his resignation.
Mr. McDonnell commented, “We regret Scott’s departure, but we are very confident in the leadership provided by the rest of our management team. We also continue to be excited about the opportunity provided to our Company and our stockholders by our planned merger with Centrue Financial Corporation.”
122 West Madison Street • Ottawa, Illinois 61350
Phone: 815-431-2720 • 800-452-6045 • Fax: 815-431-0685
Website: www.ubcd.com • Nasdaq Symbol: UBCD

The Board of Directors is actively seeking a successor for Mr. Yeoman and has appointed Kurt R. Stevenson, currently the Company’s Senior Executive Vice-President and CFO, as interim President of the Company and of the Company’s wholly owned banking subsidiary, UnionBank. Mr. Stevenson, 39, will continue to serve as the Company’s and UnionBank’s CFO during the time he serves as interim President. After the consummation of the Company’s contemplated merger with Centrue Financial Corporation, in addition to serving as CFO, Mr. Stevenson will serve as interim COO of the Company and serve as interim President and COO of the resulting bank until a successor is appointed. Mr. Stevenson joined the Company in 1991 and has over 19 years of experience in the banking industry. Mr. Stevenson has served as the Company’s Vice President and CFO since June of 2000.
Additional Information
UnionBancorp, Inc. and Centrue Financial Corporation (NASDAQ: TRUE) have signed a definitive agreement to join forces in a merger of equals transaction. UnionBancorp has filed a registration statement, which includes a joint proxy statement/prospectus dated October 3, 2006, sent to each company’s stockholders on October 10, 2006, with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.
You can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about UnionBancorp and Centrue, at the SEC’s website (http://www.sec.gov). You can also obtain these documents, free of charge, by accessing UnionBancorp’s website (http://www.ubcd.com), or by accessing Centrue’s website (http://www.centrue.com).
UnionBancorp and Centrue and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of UnionBancorp and/or Centrue in connection with the merger. Information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the merger, and any future amendments. You may obtain free copies of these documents as described above.
About UnionBancorp
UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, and Investment
122 West Madison Street • Ottawa, Illinois 61350
Phone: 815-431-2720 • 800-452-6045 • Fax: 815-431-0685
Website: www.ubcd.com • Nasdaq Symbol: UBCD

services at each of its locations. The Company’s market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois to the Mississippi River in Western Illinois.
UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol “UBCD.” Further information about UnionBancorp, Inc. can be found at the Company’s website at http://www.ubcd.com.
Safe Harbor Statement
This release may contain “forward-looking” statements. Forward looking statements are identifiable by the inclusion of such qualifications as “expects”, “intends”, “believes”, “may”, “likely” or other indications that the particular statements are not based upon fact but are rather based upon the Company’s beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.

Contact:	Kurt R. Stevenson Interim President Chief Financial Officer UnionBancorp, Inc. (800) 452-6045
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122 West Madison Street • Ottawa, Illinois 61350
Phone: 815-431-2720 • 800-452-6045 • Fax: 815-431-0685
Website: www.ubcd.com • Nasdaq Symbol: UBCD